SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2010

PROVIDENT NEW YORK BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25233	80-0091851
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2010, the Board of Directors (the "Board") of Provident New York Bancorp (the “Registrant”) increased the size of the Board from 12 to13 members and elected Navy E. Djonovic to fill the vacancy as a Class  of 2012 director. Ms. Djonovic’s initial term is scheduled to expire at the  2012 annual meeting of stockholders. Ms. Djonovic qualifies as an independent Board member as defined by the Nasdaq Stock Market listing standards and will also serve on the audit committee of the Board.

Ms. Djonovic is a Certified Public Accountant and is a partner at Maier Markey & Justic LLP, an accounting, audit and consulting firm in White Plains, New York.

Upon her initial election to the Board, Ms. Djonovic, age 44, will receive a prorated share of the quarterly retainer fee of $6,000.

There is no arrangement or understanding between Ms. Djonovic and any other person pursuant to which she was elected as a director.  There are no transactions in which Ms. Djonovic has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 28, 2010, the Board of the Registrant approved amendments to the Registrant’s Bylaws to

1)
Increase the current requirement for stock ownership by directors from 100 shares of the Company to (A) 500 shares at the time of first appointment or election and (B) 10,000 shares prior to the fifth anniversary of the later of (1) the day of first appointment or (2) the day of adoption of the Bylaw amendment.

2)
Require a director to offer to resign if a director moves his or her primary residence or place of work away from Provident’s market area, with the caveat that the Board can reject that resignation.  The director whose resignation is rejected also may then be considered for re-nomination at the expiration of the then current term.

3)	Change the notice requirement for a special meeting of the board from 5 days to 2 days or 24 hours by electronic notification.

4)
Change the Bylaws to allow the Board to separate the Chief Executive Officer position from the office of President.  The Bylaws will allow the Board to designate either the Chairman or the President to be the Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits

a.	Not Applicable.
b.	Not Applicable.
c.	Not Applicable.
d.	Exhibits.

Exhibit No.	Exhibit
(3)(ii)	Bylaws of Provident New York Bancorp dated October 28, 2010, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: November 3, 2010	By:	/s/ Daniel G. Rothstein
Daniel G. Rothstein
Executive Vice President and
Chief Risk Officer